Exhibit 99.1

SONICWALL REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

Sunnyvale, Calif.—April 23, 2003—SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of comprehensive Internet security solutions, today reported revenues of $20.3 million for the first quarter ended March 31, 2003, representing a decrease of 28% compared to revenues of $28.1 million for the same period in 2002. Revenues decreased by 12% sequentially compared to the $23.0 million reported in the fourth quarter of 2002.

Net loss calculated in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of 2003 was $3.9 million, or $(0.06) per share, compared to the GAAP net loss of $559,000, or $(0.01) per share, during the same period of the prior year. Pro forma (non-GAAP) net loss for the first quarter of 2003, which excludes $2.5 million of amortization of intangible assets, $162,000 of restructuring charges and $143,000 stock-based compensation expense, was $2.0 million, or $(0.03) per share, compared to pro forma (non-GAAP) net income for the same period a year ago, which excludes $2.6 million of amortization of intangible assets and $628,000 stock-based compensation expense, of $1.7 million, or $0.02 per diluted share. The reconciliation of the GAAP to non-GAAP measurements for net income (loss) and net income (loss) per share for the first quarter of fiscal 2003 and 2002 are set forth below with SonicWALL’s financial statements.

SonicWALL also announced organizational changes designed to improve the company’s operational efficiency and increase the company’s focus on its customers. Continuing his role as a member of SonicWALL’s executive team, Bill Roach, former interim CEO of SonicWALL, has been appointed vice president of customer support and product delivery. He will be responsible for the company’s Operations and Service and Support organizations.

Co-founder Sudhakar Ravi has stepped down as SonicWALL’s chief technology officer; however, he will continue to remain involved with the company as a technology advisor. In addition, Ron Heinz, senior vice president of sales, has resigned from SonicWALL to pursue a CEO role at a privately held company in his home state of Utah. SonicWALL thanks Sudhakar and Ron for the valuable contributions they have made over the past few years.

“In my first thirty days as CEO of SonicWALL, I have focused on our need to organize the company around a model that can lead to the successful execution of our plan,” said Matt Medeiros, SonicWALL CEO. “We are aligning the company’s resources to drive customer satisfaction as our first priority. We will focus our efforts on sustaining our strong customer and channel relationships and improving our operating results through the development of innovative product and service offerings.”

Recent Company Highlights Include:

•	Introduced SonicWALL’s PRO 230 and 330 Internet security appliances, strengthening the company’s price/performance leadership and offering expanded firewall features and new, more flexible VPN capabilities;

•	Announced availability of SonicWALL’s Global VPN Client software, bringing easy-to-use, secure VPN connectivity to mobile workers;

•	Introduced SonicWALL’s SOHO TZW, integrating secure wireless, firewall and VPN technologies in a single, easy-to-use solution and bringing the convenience and benefits of both wireless and wired connectivity to small and medium networks;

•	Received the ‘Hot Pick’ award for the PRO 230 and 330 Internet security appliances in the February issue of Information Security magazine and the ‘Security Product of the Year’ award for SonicWALL’s SOHO3 from Computer Reseller News.

Conference Call

SonicWALL CEO and President Matt Medeiros and CFO Michael Sheridan will discuss the Q1 2003 earnings results today at 2 p.m. PDT (5 p.m. EDT).

A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at 5 p.m. PDT (8 p.m. EDT) today at the company’s website or by telephone through April 25, 2003 at (800) 475-6701 (domestic) or (320) 365-3844 (international), access code 681882.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results in a manner that is focused on the performance of SonicWALL’s ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements relating to the effect of SonicWALL’s organizational changes on our operational efficiencies and customers, effect of SonicWALL’s strategy regarding alignment of resources on our customers’ satisfaction, effect of SonicWALL’s development of product and services offerings on customer and channel relationships, and effect of new product offerings on operational results and product efficiencies. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in the mid-tier product market and in the remote access segment of the Internet security market, new product introductions by our competitors, significant turnover of our key employees, and unpredictability of future quarters. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our quarterly reports on Form 10-Q for the quarters ended subsequent to December 31, 2002. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL

SonicWALL, Inc. is the leading provider of integrated Internet security appliances offering access security, transaction security and security services for the enterprise, e-commerce, SME, education, retail point-of-sale, and government markets. Core technologies include firewall, VPN, SSL, high availability, anti-virus, content filtering and vulnerability assessment. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the Nasdaq Stock Market under the symbol SNWL. For more information, contact SonicWALL at (408) 745-9600 or visit the company Web site at http://www.sonicwall.com.

Contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

(408) 752-7907

dfranklin@sonicwall.com

or

Kristin Fabos (Media Relations)

SonicWALL, Inc.

(408) 962-7108

kfabos@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended
	March 31, 2003	March 31, 2002
Revenue:
Product	$14,251	$19,603
License and Service	6,055	8,499

Total Revenue	20,306	28,102

Cost of Revenue:
Product	5,837	6,885
License and Service	1,584	982

Total Cost of Revenue	7,421	7,867

Gross Margin	12,885	20,235

Operating Expenses:
Research and Development	4,303	5,112
Sales and Marketing	10,268	11,524
General and Administrative	2,534	2,807
Amortization of Purchased Intangibles	2,541	2,578
Restructuring Charges	162	—
Stock-Based Compensation	143	628

Total Operating Expenses	19,951	22,649

Loss from Operations	(7,066)	(2,414)
Other Income, net	1,293	1,685

Loss before Taxes	(5,773)	(729)
Benefit from Income Taxes	1,900	170

Net Loss	$(3,873)	$(559)

Net Loss Per Share:
Basic and Diluted	$(0.06)	$(0.01)

Shares Used in Per Share Calculations:
Basic and Diluted	67,557	66,751

SonicWALL, Inc.

PRO FORMA (NON-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended
	March 31, 2003	March 31, 2002
Revenue:
Product	$14,251	$19,603
License and Service	6,055	8,499

Total Revenue	20,306	28,102

Cost of Revenue:
Product	5,837	6,885
License and Service	1,584	982

Total Cost of Revenue	7,421	7,867

Gross Margin	12,885	20,235

Operating Expenses:
Research and Development	4,303	5,112
Sales and Marketing	10,268	11,524
General and Administrative	2,534	2,807

Total Operating Expenses	17,105	19,443

Pro Forma Income (loss) from Operations	(4,220)	792
Other Income, net	1,293	1,685

Pro Forma Income (loss) before Taxes	(2,927)	2,477
Benefit from (provision for) Income Taxes	937	(793)

Pro Forma Net Income (loss)	$(1,990)	$1,684

Pro Forma Net Income (loss) Per Share:
Basic	$(0.03)	$0.03
Diluted	$(0.03)	$0.02

Shares Used in Per Share Calculations:
Basic	67,557	66,751
Diluted	67,557	70,280

Reconciliation of the above pro forma amounts to GAAP net loss:
Pro Forma Net Income (loss)	$(1,990)	$1,684

Amortization of Purchased Intangibles	2,541	2,578
Restructuring Charges	162	—
Stock-Based Compensation	143	628
Income Tax Effect	(963)	(963)

Net effect of Pro Forma Adjustments	1,883	2,243

Net Loss	$(3,873)	$(559)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$163,875	$125,530
Short term investments	71,084	107,354
Accounts receivable, net	9,550	13,274
Inventories	5,752	5,765
Prepaid expenses and other	3,861	3,416
Deferred tax asset	15,128	14,065

Total Current Assets	269,250	269,404
Property and equipment, net	6,135	6,175
Goodwill, net	97,953	97,953
Purchased intangibles, net	28,634	31,174
Other assets	396	392

	$402,368	$405,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,421	$6,802
Accrued restructuring	1,340	1,442
Accrued compensation and related benefits	4,237	4,780
Other accrued liabilities	4,690	4,960
Income taxes payable	4,537	4,265
Deferred revenue	14,854	13,394

Total Current Liabilities	37,079	35,643
Deferred tax liability	11,275	12,272

Total Liabilities	48,354	47,915
Shareholders’ Equity	354,014	357,183

	$402,368	$405,098